Exhibit 3.73

CERTIFICATE OF MERGER

OF

ELASTICITY MERGER CORPORATION

WITH AND INTO

SCALEIO, INC.

*******

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL’’), the undersigned corporation does hereby certify that:

1. The constituent corporations (the “Constituent Corporations”) participating in the merger herein certified (the “Merger”) are:

a. Elasticity Merger Corporation, which is incorporated under the laws of the State of Delaware (“Merger Sub”); and

b. ScaleIO, Inc., which is incorporated under the laws of the State of Delaware (“ScaleIO”).

2. An Agreement and Plan of Merger, dated as of July 11, 2013, by and among EMC Corporation. Merger Sub, ScalelO and the representative of the indemnifying securityholders named therein (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 and 228 of the DGCL.

3. The name of the surviving corporation in the Merger is ScaleIO. Inc.

4. The certificate of incorporation of the surviving corporation at the effective time of the Merger shall be amended and restated as set forth on Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended as provided therein or pursuant to the provisions of the laws of the State of Delaware.

5. The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of the State of Delaware.

6. An executed copy of the Merger Agreement is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

ScaleIO, Inc.

525 University Avenue, Suite 800

Palo Alto, California 94301

7. A copy of the Merger Agreement will be furnished by the aforesaid surviving corporation, on request, and without cost. to any stockholder of either of the Constituent Corporations.

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IN WITNESS WHEREOF, ScaleIO, Inc. has caused this Certificate to be executed by its duly authorized officer this 12 day of July, 2013.

SCALEIO, Inc.

By:	/s/ Boaz Palgi
Boaz Palgi
Chief Executive Officer

[Signature Page to Certificate of Merger]

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SCALEIO, INC.

FIRST: The name of the Corporation is ScaleIO, Inc. (hereinafter, the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under Title 8 of the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, each having a par value of one cent ($0.01).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors of the Corporation shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in. the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors of the Corporation that would have been valid if such Bylaws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH: The Corporation shall, to the fullest extent permitted under the laws of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened. pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person, whether before or after the date hereof, is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any Bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article EIGHTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the Corporation first formed is February 2, 2011.

4.	The name of the Corporation immediately prior to filing this Certificate is ScaleIO, Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is ScaleIO LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 31st day of October, 2013.

By:	/s/ Paul T. Dacier
Name:	Paul T. Dacier
Title:	Authorized Person

CERTIFICATE OF FORMATION

OF

ScalelO LLC

1. The name of the limited liability company is ScalelO LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 3lst day of October, 2013.

By:	/s/ Paul T. Dacier
Name:	Paul T. Dacier
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is SCALEIO LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By:	/s/ Jill Cilmi
Authorized Person

Name:	Jill Cilmi, Authorized Person
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